May 10, 2023

Ms. Lauren Silveira

Re: Employment Letter

Dear Lauren:

This letter will confirm the terms of your employment with Retail Opportunity Investments Corp. ("ROIC").

1. **Title:** Vice President / Chief Accounting Officer

2. **Base Salary:**

   Initial annual salary shall be $225,000 on an exempt employee basis.

3. **Annual Bonus:**

   You will be eligible for an annual bonus in an amount between zero and 100% of your annual salary.

4. **Benefits:**

   Standard health/dental, life, and disability insurance.

5. **Vacation:**

   Four weeks per year in accordance with the vacation policy detailed in ROIC's Employee Handbook.

6. **Sick Leave:**

   Sick days are provided in accordance with the California sick leave policy detailed in ROIC's Employee Handbook.

7. **Hire Date:**

   Original Hire Date was April 1, 2013.

8. **Terms of Employment:**

   Both Retail Opportunity Investments Corp. and you agree that employment is at will. Either party may terminate employment at any time with or without cause.

9. **Car Allowance:**

$400 per month.

10. **Expenses:**

Expenses incurred on behalf of ROIC, will be reimbursed in accordance with the Expense Reimbursement Policy detailed in ROIC's Employee Handbook.

11. **Restricted Stock:**

To be granted on an annual basis at the discretion of Executive Management and the Board.

12. **Change in Control:**

In the event the Executive's employment is terminated by the Company within 12 months of a Change in Control (as defined below), the Executive shall be entitled to receive, within thirty (30) days following the Executive's termination of employment, (A) the a nnual salary, annual bonus and other benefits earned and accrued under this Agreement prior to the date of termination (and reimbursement under this Agreement for expenses incurred prior to the date of termination) and (B) (i) one times the current annual salary, (ii) one times the annual bonus awarded to the Executive for the last year immediately preceding the year in which the Executive's employment is terminated, (iii) for a period of twelve (12) months after the termination of the Executive's employment, continuing health benefits; (iv) all outstanding unvested equity-based incentives and awards held by the Executive shall thereupon vest and become free of restrictions and be exercisable in accordance with their terms; and (v) the Executive shall have no further rights to any other compensation or benefits hereunder on or after the termination of employment, or any other rights hereunder.

For purposes of this Agreement, "Change in Control" means the occurrence of any of the following events:

(i) any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any employee benefit plan sponsored by the Company, becomes the "beneficial owner", as such term is used in Section 13 of the Exchange Act (irrespective of any vesting or waiting periods) of (A) common shares in an amount equal to thirty percent (30%) or more of the sum total of the common shares issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction; provided, however, that in determining whether a Change in Control has occurred, outstanding shares or voting securities which are acquired in an acquisition by (x) the Company or any of its subsidiaries or (y) an employee benefit plan (or a trust forming a pa11 thereof) maintained by the Company or any of its subsidiaries shall not constitute an acquisition which can cause a Change in Control;

(ii) the consummation of the dissolution or liquidation of the Company:

(iii) the consummation of the sale or other disposition of all or substantially all of its assets in one (1) or more transactions; or

(iv) a turnover, during any two (2) year period, of the majority of the members of the Board, without the consent of the majority of the members of the Board as to the appointment of the new Board members.

For the avoidance of doubt, in the event the Company merges with or into another entity, such merger (or similar corporate transaction) shall not be deemed to constitute a Change in Control of the Company under this Employment Letter if the Employee continues, or has the opportunity to continue, in her employment with the merged companies as Chief Accounting Officer (or an equivalent title thereto) with the same terms and conditions as provided herein.

This document is not a contract. It serves to document the final understanding of the terms of employment and supersedes any previous verbal or written employment terms.

If the above is satisfactory to you, kindly execute two copies of the same and return one copy to me.

Sincerely,

Retail Opportunity Investments Corp.

Stuart A. Tanz
Chief Executive Officer

AGREED and ACKNOWLEDGED on this 10th **day of** May**, 2023.**

Lauren Silveira

Retail Opportunity Investments Corp
Direct Phone: (858) 255-4904 11250 El Camino Real, Suite 200, San Diego, CA 92130
Confidential Fax - HR/Benefits – Employee Information: (858) 408-3810
NASDAQ: ROIC